                                                                    EXHIBIT 10.1

                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 30th day of June, 2002 by and among APCOA/Standard Parking, Inc., a Delaware corporation (the "Company") LaSalle Bank National Association ("LaSalle"), a national banking association, as a "Lender" (as hereinafter defined) and as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Agent and the Company are party to that certain Amended and Restated Credit Agreement dated as of January 11, 2002, as amended (as such agreement may be further amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), along with the lenders party thereto from time to time (collectively, the "Lenders" and individually, a "Lender"); and

     WHEREAS, only the Required Lenders (as defined in the Credit Agreement) need execute and deliver this Amendment in order to make it effective, and LaSalle currently holds 62.5% of the Commitments (as defined in the Credit Agreement), making LaSalle the only Required Lender; and

     WHEREAS, in connection with the Credit Agreement, AP Holdings, Inc., a Delaware corporation (the "Parent"), the owner of 84% of the issued and outstanding common stock of the Company, and certain domestic subsidiaries of the Company (the "Guarantors") executed and delivered to Agent, for the benefit of the Lenders, that certain Amended and Restated Guaranty dated as of January 11, 2002 (as it may be further amended, restated, modified or supplemented and in effect from time to time, the "Guaranty"); and

     WHEREAS, the Agent, the Required Lenders and the Company desire to amend the Credit Agreement in certain respects, as hereinafter described in this Amendment;

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

     2. AMENDMENTS EFFECTIVE AS OF APRIL 1, 2002. The Loan Documents are hereby amended, effective as of April 1, 2002, as follows:

          (a) The following new definition of "Ordinary Course Capital Lease" is hereby added to the Credit Agreement in the proper alphabetical order:

          "ORDINARY COURSE CAPITAL LEASE" shall mean a Capital Lease of equipment or motor vehicles entered into by the Company or its Subsidiaries or Joint

     Ventures in the ordinary course of business in connection with performing its obligations under a Facility Management Agreement or a Facility Lease.

          (b) The definition of "Fixed Charges" in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "FIXED CHARGES" shall mean, for any period, the sum, without duplication, of (a) Net Interest Expense, PLUS (b) all payments of principal and other sums required to be paid in cash during such period by the Company or its Subsidiaries with respect to Indebtedness (excluding Off-Balance Sheet Liabilities and any payments of the principal amount of the Term Loan) of the Company or its Subsidiaries, PLUS (c) Net Capital Expenditures (minus the amount of any Ordinary Course Capital Leases used to finance such Net Capital Expenditures) during such period by the Company and its Subsidiaries, PLUS (d) all dividends, distributions and other similar obligations actually paid in cash with respect to Capital Stock (other than pursuant to Sections 5.2(l)(2), (4) and (5)), PLUS (e) all payments which are actually paid in cash during such period by the Company or its Subsidiaries pursuant to any Earnouts and any Adjusted Off-Balance Sheet Liabilities, unless such amount has been previously deducted from Adjusted EBITDA, PLUS (f) all accrued income taxes paid or payable in cash for such period for the Company or its Subsidiaries.

          (c) The definition of "Indebtedness" in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "INDEBTEDNESS" of any Person shall mean, as of any date, without duplication, (a) all obligations of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances, (b) all obligations of such Person as lessee under any Capital Lease or any Ordinary Course Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, provided that if such Person shall not have assumed such obligation, then the amount of such obligation determined pursuant to this clause (c) shall not exceed the value of such encumbered asset or property,
     (d) the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts and accrued expenses payable arising in the ordinary course of business which are not past due within customary payment terms, (e) all obligations of such Person in respect of any Swap (valued in an amount equal to the highest termination payment, if any that would be payable by such Person upon termination for any reason on the date of determination), (f) all Earnouts, (g) all Disqualified Stock, (h) all Off-Balance Sheet Liabilities, and (i) all Contingent Liabilities of such Person with respect to or relating to indebtedness, obligations and liabilities of others similar in character to those described in clauses
     (a) through (h) of this definition.

          (d) The definition of "Ordinary Course Lease Termination" in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "ORDINARY COURSE LEASE TERMINATION" shall mean (i) the termination of an Ordinary Course Equipment Lease or an Ordinary Course Capital Lease pursuant to either (a) the termination of the related Facility Management Agreement or Facility Lease, or (b) a material modification of the related Facility Management Agreement or Facility Lease such that the items of equipment or motor vehicles which are leased under such Ordinary Course Equipment Lease or Ordinary Course Capital Lease are no longer needed or useful for the purposes of performance under such Facility Management Agreement or Facility Lease by the Company or the applicable Subsidiary, and (ii) termination of a Facility Lease or Facility Management Agreement that is no longer needed or useful in the business judgment of the Company.

          (e) The definition of "Ordinary Course Lease Termination Payments" in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "ORDINARY COURSE LEASE TERMINATION PAYMENTS" shall mean payments of liquidated damages or accelerated rentals or similar amounts which are paid under the terms of an Ordinary Course Equipment Lease, Ordinary Course Capital Lease, Facility Management Agreement or Facility Lease pursuant to an Ordinary Course Lease Termination thereof at or prior to expiration of the then-applicable respective terms thereunder.

          (f) Subsection 5.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (a) ADJUSTED TOTAL DEBT TO ADJUSTED EBITDA RATIO. Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than the levels set forth in the following table as of the dates shown:

     Date of Measurement                      Required Ratio
     -------------------                      --------------
     March 31, 2002                           5.89 to 1.00
     June 30, 2002                            6.57 to 1.00
     September 30, 2002                       6.60 to 1.00
     December 31, 2002                        6.74 to 1.00
     March 31, 2003                           6.17 to 1.00
     June 30, 2003                            6.06 to 1.00
     September 30, 2003                       5.74 to 1.00
     December 31, 2003                        5.94 to 1.00

          As of December 31, 2001, the Company shall have a minimum Adjusted EBITDA of $26,200,000.

          (g) Subsection 5.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (b) INTEREST COVERAGE RATIO. Permit or suffer the Interest Coverage Ratio to be less than the levels set forth in the following table as of the dates shown:

     Date of Measurement                      Required Ratio
     -------------------                      --------------
     March 31, 2002                           1.52 to 1.00
     June 30, 2002                            1.49 to 1.00
     September 30, 2002                       1.46 to 1.00
     December 31, 2002                        1.47 to 1.00
     March 31, 2003                           1.56 to 1.00
     June 30, 2003                            1.64 to 1.00
     September 30, 2003                       1.70 to 1.00
     December 31, 2003                        1.69 to 1.00

          (h) Subsection 5.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (c) FIXED CHARGE COVERAGE RATIO. Permit or suffer the Fixed Charge Coverage Ratio to be less than the levels set forth in the following table as of the dates shown:

     Date of Measurement                      Required Ratio
     -------------------                      --------------
     March 31, 2002                           1.12 to 1.00
     June 30, 2002                            1.04 to 1.00
     September 30, 2002                       0.99 to 1.00
     December 31, 2002                        0.98 to 1.00
     March 31, 2003                           1.02 to 1.00
     June 30, 2003                            1.06 to 1.00
     September 30, 2003                       1.09 to 1.00
     December 31, 2003                        1.08 to 1.00

          (i) Subsection 5.2(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (d) SENIOR DEBT TO ADJUSTED EBITDA RATIO. Permit or suffer the Senior Debt to Adjusted EBITDA Ratio to be greater than the levels set forth in the following table as of the dates shown:

     Date of Measurement                      Required Ratio
     -------------------                      --------------
     March 31, 2002                           1.24 to 1.00
     June 30, 2002                            1.52 to 1.00
     September 30, 2002                       1.47 to 1.00
     December 31, 2002                        1.58 to 1.00
     March 31, 2003                           1.27 to 1.00
     June 30, 2003                            1.35 to 1.00
     September 30, 2003                       1.17 to 1.00
     December 31, 2003                        1.33 to 1.00

          (j) Subsection 5.2(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (e) INDEBTEDNESS. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, or permit or suffer any Subsidiary to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

               (i)    The Lender Indebtedness;

               (ii) The Indebtedness described in SCHEDULE 5.2(e) hereto and renewals, extensions and refinancings thereof, but no increase in the amount thereof (as such amount is reduced from time to time) and no modifications of the terms thereof which is less favorable to the Company or more restrictive on the Company in any material manner shall be permitted;

               (iii) Indebtedness of any Guarantor owing to the Company or to any other Guarantor (other than the Parent);

               (iv) Subordinated Debt, including the related subordinated guarantees, pursuant to the Subordinated Debt Documents, provided that (A) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates required by the Agent) the incurrence of any such Subordinated Debt, no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing and the Company shall be in pro forma compliance with all financial and other covenants contained herein as of the date of incurrence of such Subordinated Debt and for the following year and (B) all agreements, documents and instruments relating to such Subordinated Debt shall have been delivered to and approved by the Agent prior to the incurrence of such Subordinated Debt;

               (v) Trade accounts payable and accrued expenses arising in the ordinary course which are past due in an amount which is not material in the aggregate for the Company and its Subsidiaries on a consolidated basis or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the Company;

               (vi) Earnouts with respect to Permitted Acquisitions made by the Company;

               (vii) Indebtedness which is nonrecourse to the Company or its Subsidiaries, provided that the aggregate amount of such nonrecourse Indebtedness does not exceed $10,000,000 and such nonrecourse terms and the other terms of such financing are acceptable to the Agent;

               (viii) Indebtedness incurred to finance insurance premiums in the ordinary course of business consistent with past practices of the Company;

               (ix) Indebtedness of Subsidiaries and Joint Ventures which are not Guarantors owing to the Company or a Guarantor (other than the Parent) not exceeding an aggregate amount equal to the book value of three percent (3%) of Total Assets; PROVIDED, that any such Indebtedness shall reduce, dollar for dollar, the available transactions permitted by
          Section 5.2(l)(13);

               (x) Indebtedness represented by the subtraction of Adjusted Off-Balance Sheet Liabilities from Off-Balance
          Sheet Liabilities;

               (xi) Indebtedness (other than Indebtedness to (i) Parent, or (ii) the Principals, the Related Parties and their respective Affiliates) other than as described in clauses (i) through (x) above and (xiii) below not exceeding an aggregate amount equal to the book value of three percent (3%) of Total Assets, provided that not more than 50% of the Indebtedness incurred or otherwise outstanding pursuant to this clause (xi) may be secured by Permitted Liens;

               (xii) any Indebtedness which may otherwise be permitted pursuant to Sections 5.2(l) and (s); and

               (xiii) any Indebtedness arising from Ordinary Course Capital Leases.

          (k) Subsection 5.2(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (f) LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

               (i) Liens in favor of the Agent for the benefit of the Lenders and the Agent;

               (ii) Liens imposed by law (other than liens imposed by ERISA or Section 412 of the Code), carriers', warehousemen's or mechanic's Liens, operators' or drillers' Liens and Liens to secure claims for labor, material or supplies arising in the ordinary course of business, but only to the extent that payment thereof shall not at time be due or shall be contested in good faith by appropriate proceedings diligently conducted, with respect to which appropriate reserves have been set aside and as to which there has been no seizure of or foreclosure upon assets subject to such Liens;

               (iii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, or in connection with contests, to the extent that payment thereof shall not at the time be due or shall be contested in good faith by appropriate proceedings diligently conducted and there have been set aside on its books appropriate reserves with respect thereto;

               (iv) Liens securing taxes, assessments, levies or other governmental charges which are not overdue or which, in an amount not exceeding $1,000,000 in the aggregate, are being contested in good faith by appropriate proceedings diligently conducted, with respect to which reasonable reserves have been set aside and as to which there has been no seizure of or foreclosure upon assets subject to the Liens;

               (v) Liens consisting of encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telecommunications lines and other similar purposes, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, and other similar encumbrances, none of which in the opinion of the Agent interferes with the use of the property subject thereto by the Company or such Subsidiary in the ordinary conduct of its business;

               (vi)   Liens existing on the date hereof and listed on
          SCHEDULE 5.2(f) hereto (including without limitation subordinated Liens created pursuant to the Subordinated Debt Documents), provided that neither the Indebtedness secured by any such existing Liens nor the property subject thereto shall increase;

               (vii) Liens on the daily revenues in favor of Persons other than the Company or its Affiliates who are parties to the Facility Leases and Facility Management Agreements for the amounts due to them pursuant thereto;

               (viii) purported Liens in the ordinary course of business on fixtures to the extent applicable law permits a mortgagee to claim an interest therein, provided that such purported Liens do not secure any Indebtedness of the Company or any of its Affiliates;

               (ix) any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset (including Liens granted in connection with Ordinary Course Capital Leases) acquired by the Company or any of its Subsidiaries may be created or suffer to exist upon such tangible fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not exceed the purchase price paid by the Company or such Subsidiary for such tangible fixed asset provided that (A) such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, (B) not more than one such Lien shall encumber such tangible fixed asset at any one time and (C) the aggregate amount of Indebtedness secured by all such Liens shall not exceed shall not exceed the amounts permitted by Sections 5.2(e)(ii) and (xi);

               (x) Liens on unearned insurance premiums to secure Indebtedness referred to in Section 5.2(e)(viii);

               (xi) Liens arising by applicable law in respect of employees' wages, salaries or commissions not overdue; and

               (xii) Liens arising out of judgments or awards not exceeding $1,000,000 in the aggregate against the Company or its Subsidiaries with respect to which the Company or such Subsidiary shall be in good faith prosecuting an appeal or a proceeding or review and the enforcement of such Lien is stayed pending such appeal or review.

          (l) Subsection 5.2(r) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               (r) NET CAPITAL EXPENDITURES. Make, or permit any Subsidiary to make, Net Capital Expenditures (minus the amount of any Ordinary Course Capital Leases used to finance such Net Capital Expenditures, such resulting amount referred to in this subsection as "Adjusted Net Capital Expenditures") that exceed in any fiscal year in the aggregate for the Company and its Subsidiaries 25% of the Adjusted EBITDA for such fiscal year, plus in each case, (i) the amount by which the allowed Adjusted Net Capital Expenditures for the most recently ended fiscal year exceeded the actual Adjusted Net Capital Expenditures for such fiscal year and (ii) an amount, not to exceed $2,000,000, of the allowed Adjusted Net Capital Expenditures for the following fiscal year (subject to the permitted Adjusted Net Capital Expenditures for such following year being reduced by the amount used and allowed under this clause (ii)).

          (m) Schedule 1.1-D to the Credit Agreement is hereby deleted in its entirety and replaced with the attached Schedule 1.1-D.

          (n) The other Loan Documents are hereby amended in accordance with the foregoing amendments to the Credit Agreement, to the extent such amendments are applicable to each other Loan Document.

     3. REAFFIRMATION AND CONFIRMATION OF SECURITY INTEREST. The Company and the Guarantors hereby confirm to the Agent that each have granted to the Agent, for the benefit of the Lenders, a security interest in or lien upon substantially all of their respective property, including, without limitation, all the property described in the Security Documents, in order to secure the obligations of the Company to the Agent and the Lenders pursuant to the Credit Agreement. The Company and each Guarantor hereby reaffirms its respective grant of such security interest and lien to the Agent, for the benefit of the Lenders, for such purpose in all respects.

     4. REAFFIRMATION AND CONFIRMATION OF GUARANTIES. The Guaranty, as amended, is hereby reaffirmed as of the date hereof in all respects by each of the Continuing Guarantors and shall continue from and after the date hereof and shall remain in full force and effect, as amended, from and after the date hereof, and the obligations guaranteed under the Guaranty shall include the Company's obligations under the Credit Agreement and the other Loan Documents, as amended.

     5. REPRESENTATION AND WARRANTIES. To induce the Agent and the Required Lenders to enter into this Amendment, the Company and the Continuing Guarantors hereby represent and warrant to the Agent and the Required Lenders that:

          (a) Since December 31, 2001, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on the Company's or the Continuing Guarantors' respective businesses or financial condition. No Event of Default or Unmatured Event has occurred or would occur after giving effect to this Amendment.

          (b) The Company and the Continuing Guarantors each have the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform all of their respective obligations under the Loan Documents, as amended by this Amendment, and each has taken all necessary corporate action to authorize the execution and delivery of this Amendment.

          (c) When executed and delivered, this Amendment and each Loan Document, as amended by this Amendment, will constitute legal, valid and binding obligations of the Company or the Continuing Guarantors, as applicable, enforceable against each signatory thereto, in accordance with their respective terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d) The representations and warranties made by the Company and the Continuing Guarantors in the Loan Documents to which each is a party are true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of this date, other than those that relate to an earlier or specific date.

     6.   MISCELLANEOUS.

          (a) CAPTIONS. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

          (b) GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (c) SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          (d) COUNTERPARTS; FACSIMILE SIGNATURE. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

          (e) SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f) REFERENCES. From and after the date of execution of this Amendment, any reference to any of the Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (g) CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement, the Notes or any other Loan Document. The parties hereto expressly do not intend to extinguish the Credit Agreement or any other Loan Document. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, as evidenced by the Notes, and as secured by the collateral described in the Security Documents. The Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

       [BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first above written.

                                        APCOA/STANDARD PARKING, INC.


                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Agent and a Lender


                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------

                  [Guarantor Signature Page to Second Amendment
                    to Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED, this 30th day of June, 2002:

AP Holdings, Inc.                       Tower Parking, Inc.


By:                                     By:
   -------------------------------         -----------------------------
Name:                                   Name:
     -----------------------------           ---------------------------
Title:                                  Title:
      ----------------------------            --------------------------

APCOA Bradley Parking Company, LLC      Virginia Parking Service, Inc.


By:                                     By:
   -------------------------------         -----------------------------
Name:                                   Name:
     -----------------------------           ---------------------------
Title:                                  Title:
      -----------------------------           --------------------------

APCOA LaSalle Parking Company, LLC


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Hawaii Parking Maintenance, Inc.


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Standard Auto Park, Inc.


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Standard Parking Corporation IL

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                 SCHEDULE 1.1-D

                         Pro Forma Financial Statements

                                 (See Attached)